Exhibit 10.1

AMENDMENT TO GRANT AGREEMENT FOR LONG-TERM INCENTIVE PROGRAM

PERFORMANCE-BASED RESTRICTED STOCK UNITS FOR SENIOR EXECUTIVES

UNDER THE MATTEL, INC. 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This Amendment to the Grant Agreement for Long-Term Incentive Program Performance-Based Restricted Stock Units for Senior Executives under the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan (the “Amendment”) is entered into as of [                    ], 2012, between [                    ] (“Executive”) and Mattel, Inc. (the “Company”).

RECITALS

WHEREAS, the Executive and the Company entered into a Grant Agreement (the “Grant Agreement”) which sets forth the terms of Executive’s Long-Term Incentive Program Performance-Based Restricted Stock Units (the “LTIP RSUs”) that were granted on March 22, 2011, under the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan (the “Plan”);

WHEREAS, the parties wish to amend the Grant Agreement as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows effective as of [            , 2012] (the “Effective Date”). Except as otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Agreement.

1. Amendment. The Agreement is hereby amended to the extent necessary to provide the following:

1.1 Section 4(iii) of the Grant Agreement. Section 4(iii) of the Grant Agreement is hereby amended and restated in its entirety to read as follows:

“iii. In the case of a Termination of Employment (a) by the Company other than for Cause (as defined in Section 4.i, above) or (b) by the Holder for Good Reason (as defined below), the number of Units earned shall be determined as follows: first, the Committee shall determine the number of Units earned based on actual achievement of the Company Performance Measures and TSR following the end of the Performance Cycle; and second, the number of Units so obtained shall be multiplied by a fraction, the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. In the case of a Termination of Employment as a result of the Holder’s Retirement, the number of Units earned shall be determined as follows: first, the Committee shall determine the number of Units earned based on actual achievement of the Company Performance Measures and TSR following the end of the Performance Cycle; and second, the number of Units so obtained shall be multiplied by a fraction, the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to [date cease to be executive officer] and the denominator of which is the total number of months in the Performance Cycle. The number of Units earned pursuant to this Section 4(iii) shall be settled in accordance with Section 7 as for all other holders whose awards are settled on the Settlement Date. For purposes of Sections 4 and 5, the Holder’s Termination of Employment shall be considered to be for “Good Reason” if it is as a result of the occurrence of any of the following events, provided that the Holder gives the Company written notice of the intent to terminate employment within 90 days of the occurrence of such event and Mattel fails to cure such event (to the extent curable) within 30 days after receiving such notice: (a) without the express written consent of the Holder, any material diminution in the duties, authority or responsibilities of the Holder; (b) any material failure by Mattel to comply with any of the compensation and benefits provisions in any Individual Agreement during the term of Holder’s employment with Mattel; (c) any other action or inaction that constitutes a material breach of any Individual Agreement; or (d) without the Holder’s consent, any requirement by Mattel that the Holder be based at any office or location other than an office or location in the greater Los Angeles, California area, or at an office other than Mattel’s headquarters, except for travel reasonably required in the performance of the Holder’s responsibilities. If such event is not cured, the Holder must terminate employment within 120 days following the initial occurrence of the event giving rise to termination for Good Reason. The foregoing definition of “Good Reason” shall apply notwithstanding any contrary definition of “Good Reason” in any Individual Agreement.

2. Other Terms and Conditions. Except as set forth herein, all other terms and conditions of the Grant Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

EXECUTIVE	MATTEL, INC.

By:

[Name]	Name:

Title: